UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2014

Antero Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36719	46-4109058
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry Into a Material Definitive Agreement.

On November 10, 2014, Antero Midstream Partners LP (the “Partnership”) closed its initial public offering (the “Offering”) of 46,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) including the 6,000,000 Common Units that were issued pursuant to the full exercise of the underwriters’ (the “Underwriters”) option to purchase additional Common Units, at a price to the public of $25.00 per Common Unit ($23.875 net of underwriting discounts and commissions), as described in the Partnership’s Registration Statement on Form S-1 (File No. 333-193798), as amended. The material terms of the Offering are described in the prospectus dated November 4, 2014 (the “Prospectus”) and filed by the Partnership with the Securities and Exchange Commission on November 5, 2014.

Amended and Restated Contribution Agreement

In October 2013, in connection with the initial public offering of common stock of Antero Resources Corporation (“Antero”), the Partnership entered into a contribution agreement (the “Contribution Agreement”) with Antero, pursuant to which Antero agreed to contribute its midstream business to, and enter into operational agreements with, the Partnership. On November 10, 2014, in connection with the closing of the Offering, the Partnership and Antero amended and restated the Contribution Agreement (as amended and restated, the “A&R Contribution Agreement”).

Pursuant to the A&R Contribution Agreement, Antero contributed to the Partnership 100% of the membership interests in an entity that owned Antero’s gathering and compression assets.  Under the terms of the A&R Contribution Agreement, Antero granted the Partnership an option for two years to purchase Antero’s fresh water distribution systems at fair market value, with a right of first offer thereafter.  In addition, Antero assigned to the Partnership (i) its option to participate for up to a 20% non-operating equity interest in the 800-mile Energy Transfer LLC Rover Pipeline Project and (ii) its right to participate for up to a 15% non-operating equity interest in an unnamed 50-mile regional gathering pipeline extension.

The foregoing description is qualified in its entirety by reference to the full text of the A&R Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Gathering Agreement

On November 10, 2014, in connection with the closing of the Offering, Antero Midstream LLC (“Midstream Operating”), a wholly owned subsidiary of the Partnership, entered into a 20-year gas gathering and compression agreement (the “Gathering Agreement”) with Antero.  Pursuant to the Gathering Agreement, Antero agreed to dedicate all of its current and future and acreage in West Virginia, Ohio and Pennsylvania to Midstream Operating, so long as such production is not otherwise subject to a pre-existing dedication to third-party gathering systems. In addition, if Antero acquires any gathering facilities, it is required to offer such gathering facilities to Midstream Operating at Antero’s cost.

Under the Gathering Agreement, Midstream Operating will receive a low-pressure gathering fee of $0.30 per Mcf, a high-pressure gathering fee of $0.18 per Mcf and a compression fee of $0.18 per Mcf, in each case subject to price adjustments based on the consumer price index (“CPI”). Midstream Operating’s handling and treating of condensate is priced on a cost of services basis. If and to the extent Antero requests that Midstream Operating construct new high-pressure lines and compressor stations requested by Antero, the Gathering Agreement contains minimum volume commitments that require Antero to utilize or pay for 75% and 70%, respectively, of the capacity of such new construction. Additional high-pressure lines and compressor stations installed on Midstream Operating’s own initiative are not subject to such volume commitments.

Midstream Operating also has an option to gather and compress natural gas produced by Antero on any acreage it acquires in the future outside of West Virginia, Ohio and Pennsylvania on the same terms and conditions. In the event that Midstream Operating does not exercise this option, Antero will be entitled to obtain gathering and compression services and dedicate production from limited areas to such third-party agreements from third parties.

In return for Antero’s acreage dedication, Midstream Operating has agreed to gather, compress, dehydrate and redeliver all of Antero’s dedicated natural gas on a firm commitment, first-priority basis. Midstream Operating may perform all services under the Gathering Agreement or it may perform such services through third parties. In the event that Midstream Operating does not perform its obligations under the Gathering Agreement, Antero will be entitled to certain rights and procedural remedies thereunder.

Pursuant to the Gathering Agreement, Midstream Operating has also agreed to build to and connect all of Antero’s wells producing dedicated natural gas, subject to certain exceptions, upon 180 days’ notice by Antero. In the event of late connections, Antero’s natural gas will temporarily not be subject to the dedication. Midstream Operating is entitled to compensation under the Gathering Agreement for capital costs incurred if a well does not commence production within 30 days following the target completion date for the well set forth in the notice from Antero.

Midstream Operating has agreed to install compressor stations at Antero’s direction, but will not be responsible for inlet pressures or for pressuring natural gas to enter downstream facilities if Antero has not directed us to install sufficient compression. Additionally, Midstream Operating will provide high-pressure gathering pursuant to the Gathering Agreement.

Upon completion of the initial 20-year term, the Gathering Agreement will continue in effect from year to year until such time as the agreement is terminated, effective upon an anniversary of the effective date of the agreement, by either Midstream Operating or Antero on or before the 180th day prior to the anniversary of such effective date.

The foregoing description is qualified in its entirety by reference to the full text of the Gathering Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Right of First Offer Agreement

On November 10, 2014, in connection with the closing of the Offering, Midstream Operating entered into a Right of First Offer Agreement (the “ROFO Agreement”) with Antero. Pursuant to the ROFO Agreement, Antero has agreed, subject to certain exceptions, not to procure any gas processing or NGLs fractionation, transportation or marketing services with respect to its production (other than production subject to a pre-existing dedication) without first offering Midstream Operating the right to provide such services.

Antero’s request for offer will describe the production that will be dedicated under the resulting agreement and the capacities of the facilities it desires and, if applicable, details of the facility Antero has acquired or proposes to acquire. Antero is permitted concurrently to seek offers from third parties for the same services on the same terms and conditions, but Midstream Operating has a right to match the fees offered by any third-party. Antero will only be permitted to obtain these services from third parties if Midstream Operating either does not make an offer or does not match a competing third-party offer. The process could result in Antero obtaining certain of the required services from Midstream Operating (for example, gas processing) and certain of such services (for example, NGLs fractionation and related services) from a third-party. Midstream Operating’s right of first offer does not apply to production that is subject to a pre-existing dedication. The ROFO Agreement has a 20-year term.

Pursuant to the procedures provided for in the ROFO Agreement, if Midstream Operating’s offer prevails, Antero will enter into a gas processing agreement or other appropriate services agreement with Midstream Operating and, if applicable, transfer the acquired facility to Midstream Operating for the price for which Antero acquired it. Relevant production will be dedicated under such agreement. Midstream Operating will provide the relevant services for the offered fees, subject to a CPI-based adjustment, and Antero will be obligated to deliver minimum daily volumes or pay fees for any deficiencies in deliveries. Midstream Operating may perform all services under the gas processing or other services agreement or may perform such services through third parties. In the event that Midstream Operating does not perform its obligations under the agreement, Antero will be entitled to certain rights and procedural remedies thereunder.

If, pursuant to the foregoing procedures, Antero enters into a gas processing agreement with Midstream Operating, Midstream Operating has agreed to construct or cause to be constructed a processing plant to process the dedicated natural gas, except to the extent rendered unnecessary if Antero is transferring an acquired facility to Midstream Operating. If Antero requires additional capacity in the future at the plant at which Midstream Operating is providing the services, Midstream Operating will have the option to provide such additional capacity on the same terms and conditions. In the event that Midstream Operating does not exercise this option, Antero will be entitled to obtain proposals from third parties to process such production.

The foregoing description is qualified in its entirety by reference to the full text of the ROFO Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

License Agreement

On November 10, 2014, in connection with the closing of the Offering, the Partnership entered into a license agreement (the “License Agreement”) with Antero.  Pursuant to the License Agreement, Antero agreed to grant the Partnership the right to use certain Antero-related names and trademarks in connection with the Partnership’s operation of the gathering and processing assets.

The foregoing description is qualified in its entirety by reference to the full text of the License Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On November 10, 2014, in connection with the closing of the Offering, the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) with Antero. Pursuant to the Registration Rights Agreement, the Partnership may be required to register the sale of Antero’s (i) Common Units issued (or issuable) to it pursuant to the A&R Contribution Agreement, (ii) subordinated units representing limited partner interests (the “Subordinated Units”) and (iii) Common Units issuable upon conversion of Subordinated Units pursuant to the terms of the Partnership Agreement (as defined herein) (together, the ‘‘Registrable Securities’’) in certain circumstances.

Demand Registration Rights

At any time, Antero has the right to require the Partnership by written notice to register the sale of a number of their Registrable Securities in an underwritten offering. The Partnership is required to provide notice of the request within 10 days following the receipt of such demand request to all additional holders of Registrable Securities, if any, who may, in certain circumstances, participate in the registration. The Partnership is not obligated to effect any demand registration in which the anticipated aggregate offering price included in such offering is less than $50,000,000. Once the Partnership is eligible to effect a registration on Form S-3, any such demand registration may be for a shelf registration statement.

Piggy-back Registration Rights

If, at any time, the Partnership proposes to register an offering of its securities (subject to certain exceptions) for its own account, then the Partnership must allow Antero to include a specified number of Registrable Securities in that registration statement.

Redemptive Offerings

The Partnership may be required pursuant to the Registration Rights Agreement to undertake a future public or private offering and use the proceeds (net of underwriting or placement agency discounts, fees and commissions, as applicable) to redeem an equal number of Common Units from Antero.

Conditions and Limitations; Expenses

The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Registrable Securities to be included in a registration and the Partnership’s right to delay or withdraw a registration statement under certain circumstances. The Partnership will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The obligations to register Registrable Securities under the registration rights agreement will terminate when no Registrable Securities remain outstanding. Registrable Securities shall cease to be covered by the Registration Rights Agreement when they have (i) been sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (ii) been sold in a transaction exempt from registration under the Securities Act (including transactions pursuant to Rule 144 of the Securities Act), (iii) ceased to be outstanding, (iv) been sold in a private transaction in which Antero’s rights under the Registration Rights Agreement are not assigned to the transferee or (v) become eligible for resale pursuant to Rule 144(b) of the Securities Act (or any similar rule then in effect under the Securities Act).

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.5 to this Form 8-K and is incorporated in this Item 1.01 by reference.

New Revolving Credit Facility

On November 10, 2014, in connection with the closing of the Offering, the Partnership entered into a new revolving credit facility (the “New Revolving Credit Facility”) among the Partnership, certain subsidiaries of the Partnership, certain lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, l/c issuer and swing line lender and the other parties thereto. The New Revolving Credit Facility provides for lender commitments of $1.0 billion and for a letter of credit sublimit of $150 million. The credit facility will mature on November 10, 2019.

Principal amounts borrowed are payable on the maturity date with such borrowings bearing interest that is payable quarterly. The Partnership has a choice of borrowing in Eurodollars or at the base rate. Eurodollar loans bear interest at a rate per annum equal to the LIBOR Rate administered by the ICE Benchmark Administration for one, two, three, six or twelve months plus an applicable margin ranging from 150 to 225 basis points, depending on the leverage ratio then in effect. Base rate loans bear interest at a rate per annum equal to the greatest of (i) the agent bank’s reference rate, (ii) the federal funds effective rate plus 50 basis points and (iii) the rate for one month Eurodollar loans plus 100 basis points, plus an applicable margin ranging from 50 to 125 basis points, depending on the leverage ratio then in effect.

The New Revolving Credit Facility is secured by mortgages on substantially all of the Partnership’s properties and guarantees from its restricted subsidiaries. Interest is payable at a variable rate based on LIBOR or the prime rate based on the Partnership’s election at the time of borrowing. The New Revolving Credit Facility contains restrictive covenants that may limit the Partnership’s ability to, among other things:

•                  incur additional indebtedness;

•                  sell assets;

•                  make loans to others;

•                  make investments;

•                  enter into mergers;

•                  make certain restricted payments;

•                  incur liens; and

•                  engage in certain other transactions without the prior consent of the lenders.

Borrowings under the New Revolving Credit Facility also require the Partnership to maintain the following financial ratios:

•                  an interest coverage ratio, which is the ratio of the Partnership’s consolidated EBITDA to its consolidated current interest charges of at least 2.5 to 1.0 at the end of each fiscal quarter; provided that upon obtaining investment grade rating, the borrower may elect not to be subject to such ratio;

•                  a consolidated total leverage ratio, which is the ratio of consolidated debt to consolidated EBITDA, of not more than 5.0 to 1.0; provided that after electing to issue high yield notes, the consolidated total leverage ratio will not be more than 5.25 to 1.0, or, following the election of the borrower for one fiscal quarter after a material acquisition, 5.50 to 1.0; and

•                  if the Partnership elects to issue high yield notes, a consolidated senior secured leverage ratio, which is the ratio of consolidated senior secured debt to consolidated EBITDA, of not more than 3.75 to 1.0.

The foregoing description is qualified in its entirety by reference to the full text of the New Revolving Credit Facility, which is filed as Exhibit 10.6 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Services Agreement

On November 10, 2014, in connection with the closing of the Offering, the Partnership entered into a services agreement (the “Services Agreement”) with Antero. Pursuant to the Services Agreement, Antero agreed to provide administrative, management and other services to the Partnership and its subsidiaries in exchange for reimbursement of its direct expenses and an allocation of its indirect expenses attributable to the provision of such services.

The foregoing description is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Indemnification Agreement

On November 10, 2014, in connection with the closing of the Offering, the Partnership and Antero Resources Midstream Management LLC, the general partner of the Partnership (the “General Partner”), entered into indemnification agreements with each of the  Partnership’s directors and officers (the “Indemnification Agreements”). These agreements require the General Partner and the Partnership to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Partnership, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Indemnification Agreements were entered into with the following directors and officers of the Partnership: Paul Rady, Glen C. Warren, Jr., Richard W. Connor, Peter R. Kagan, W. Howard Keenan, Jr., Christopher R. Manning, David A. Peters, Michael N. Kennedy, Kevin J. Kilstrom, Brian A. Kuhn, Mark D. Mauz, Steven M. Woodward, Troy Roach, Alvyn A. Schopp, Ward D. McNeilly and K. Phil Yoo.

The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01.                Completion of Acquisition or Disposition of Assets

On November 10, 2014, in connection with the closing of the Offering, the following transactions occurred pursuant to the A&R Contribution Agreement:

•                  Antero contributed 100% of the membership interests of Midstream Operating, which owned Antero’s gathering and compression assets, to the Partnership;

•                  the Partnership issued 35,940,957 Common Units and 75,940,957 Subordinated Units  to Antero; and

•                  the Partnership used approximately $843 million of the proceeds of the Offering to repay assumed indebtedness from Antero and reimburse Antero for certain capital expenditures incurred, including to redeem 6,000,000 Common Units held by Antero.

The foregoing description is qualified in its entirety by reference to the full text of the A&R Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 3.02.                Unregistered Sales of Equity Securities

The description in Item 2.01 above of the issuances by the Partnership on November 10, 2014 in connection with the consummation of the transactions pursuant to the A&R Contribution Agreement is incorporated herein by reference.  The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units will convert into one Common Unit and then will participate pro rata with the other Common Units in distributions by the Partnership at the end of the subordination period. The subordination period will end on the first business day after we have earned and paid at least $0.68 (the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit for each of three consecutive, non-overlapping four-quarter periods ending on or after September 30, 2017 and there are no outstanding arrearages on our Common Units.  Notwithstanding the foregoing, the subordination period will end on the first business day after we have earned and paid at least $1.02 (150.0% of the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit and the related distribution on the incentive distribution rights, for any four-quarter period ending on or after September 30, 2015 and there are no outstanding arrearages on our Common Units.  The description of the subordination period contained in the section of the Prospectus entitled “How We Make Distributions to Our Partners—Subordination Period” is incorporated herein by reference.

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Limited Partnership Agreement

On November 10, 2014, in connection with the closing of the Offering, the General Partner entered into the Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) with Antero. A description of the Partnership Agreement is contained in the sections of the Prospectus entitled “How We Make Distributions to Our Partners” and “The Partnership Agreement” and is incorporated in this Item 5.03 by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01.                Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
3.1

Agreement of Limited Partnership, dated as of November 10, 2014, by and between Antero Resources Midstream Management LLC, as the General Partner, and Antero Resources Corporation, as the Organizational Limited Partner.

10.1	Amended and Restated Contribution Agreement, dated as of November 10, 2014, by and between Antero Resources Corporation and Antero Midstream Partners LP.

10.2	Gathering and Compression Agreement, dated as of November 10, 2014, by and between Antero Resources Corporation and Antero Midstream LLC.

10.3	Right of First Offer Agreement, dated as of November 10, 2014, by and between Antero Resources Corporation and Antero Midstream LLC.

10.4	License Agreement, dated as of November 10, 2014, by and between Antero Resources Corporation and Antero Midstream Partners LP.

10.5	Registration Rights Agreement, dated as of November 10, 2014, by and among Antero Midstream Partners LP and Antero Resources Corporation.

10.6	Credit Agreement, dated as of November 10, 2014, among Antero Midstream Partners LP and certain of its subsidiaries, certain lenders party thereto, Wells Fargo Bank, National Association, as

Exhibit Number	Description
administrative agent, l/c issuer and swingline lender and the other parties thereto.

10.7	Services Agreement, dated as of November 10, 2014, by and among Antero Midstream Partners LP and Antero Resources Corporation.

10.8

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.12 to Amendment No. 4 to Antero Resources Midstream LLC’s Registration Statement on Form S-1, filed on July 11, 2014, File No. 333-193798)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Resources Midstream Management LLC,
its general partner

By:	/s/ GLEN C. WARREN, JR.
	Name:	Glen C. Warren, Jr.
	Title:	President, Chief Financial Officer and
Secretary

Date:  November 17, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
3.1

Agreement of Limited Partnership, dated as of November 10, 2014, by and between Antero Resources Midstream Management LLC, as the General Partner, and Antero Resources Corporation, as the Organizational Limited Partner.

10.1	Amended and Restated Contribution Agreement, dated as of November 10, 2014, by and between Antero Resources Corporation and Antero Midstream Partners LP.

10.2	Gathering and Compression Agreement, dated as of November 10, 2014, by and between Antero Resources Corporation and Antero Midstream LLC.

10.3	Right of First Offer Agreement, dated as of November 10, 2014, by and between Antero Resources Corporation and Antero Midstream LLC.

10.4	License Agreement, dated as of November 10, 2014, by and between Antero Resources Corporation and Antero Midstream Partners LP.

10.5	Registration Rights Agreement, dated as of November 10, 2014, by and among Antero Midstream Partners LP and Antero Resources Corporation.

10.6

Credit Agreement, dated as of November 10, 2014, among Antero Midstream Partners LP and certain of its subsidiaries, certain lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, l/c issuer and swingline lender and the other parties thereto.

10.7	Services Agreement, dated as of November 10, 2014, by and among Antero Midstream Partners LP and Antero Resources Corporation.

10.8

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.12 to Amendment No. 4 to Antero Resources Midstream LLC’s Registration Statement on Form S-1, filed on July 11, 2014, File No. 333-193798)